                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 11, 1998

                        MEDICAL DEVICE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Utah                       0-12365                   58-1475517
--------------------------------------------------------------------------------
(State or other            (Commission               (IRS Employer
jurisdiction of            File Number               Identification No.)
formation

9191 Towne Centre Drive, Suite 420, San Diego, California 92122
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (619) 455-7127
                                                   -----------------------
9171 Towne Centre Drive, Suite 355, San Diego, California 92122
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1.           Changes in Control of Registrant
                  --------------------------------
                  Not Applicable

Item 2.           Acquisition or Disposition of Assets
                  ------------------------------------
                  Not Applicable

Item 3.           Bankruptcy or Receivership
                  --------------------------
                  Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                  ---------------------------------------------
                  Not Applicable

Item 5.           Other Events
                  ------------
                  Not Applicable

Item 6.           Resignation of Registrant's Directors
                  -------------------------------------
                  Not Applicable

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits
                  --------------------------------------------------------------
                  See Attachment Hereto

Item 8.           Change of Fiscal Year
                  ---------------------
                  Not Applicable

Item 9.           Sales of Equity Securities Pursuant to Regulation S
                  ---------------------------
                  Not Applicable

                                    FORM 8-K/A
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

This Amendment to Registrant's Form 8-K filed with the Securities Exchange Commission ("the Commission") on July 15, 1998 (the Form 8-K) amends and modifies Item 7 of the Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a) Audited Financial Statements of Business Acquired on July 14, 1998.

         (b) Unaudited Financial Statements for the Six Months ended June 30, 1998.

         (c) Pro Forma Financial Information.

             1. Unaudited Pro-Forma Balance Sheet as of June 30, 1998,
             2. Unaudited Pro-Forma Statement of Operations for the year ended
                December 31, 1997,
             3. Unaudited Pr-Forma Statement of Operations for the Six Months
                Ended June 30, 1998.
             4. Notes to Pro-Forma Consolidated Financial Statements.

                     VISION DIAGNOSTICS, INC. AND AFFILIATES

                          COMBINED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


Board of Directors
Vision Diagnostics, Inc. and Affiliates
Orlando, Florida


We have audited the accompanying combined balance sheets of Vision Diagnostics, Inc. and Affiliates as of December 31, 1996 and 1997, and the related combined statements of income (loss), combined statements of changes in stockholders' equity and partners' capital and combined statements of cash flows for the years then ended. These financial statements are the responsibility of the Company's and Affiliates' management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Vision Diagnostics, Inc. and Affiliates as of December 31, 1996 and 1997, and the results of its combined operations and combined cash flows for the years then ended, in conformity with generally accepted accounting principles.




August 20, 1998
Winter Park, Florida

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

INDEPENDENT AUDITOR'S REPORT                                                  5

FINANCIAL  STATEMENTS:

        Combined balance sheets                                              6-8
        Combined statements of income (loss)                                9-10
        Combined statements of changes in stockholders' equity and
               partners' capital                                           11-12
        Combined statements of cash flows                                  13-14

NOTES TO COMBINED FINANCIAL STATEMENTS                                     15-33



                     VISION DIAGNOSTICS, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997



                                                                   1996             1997
                                                              --------------   --------------
ASSETS

Current assets:
    Cash and cash equivalents (note 2)                        $     145,536    $      80,731
    Accounts receivable (notes 2, 6 and 10)                       1,507,899        2,166,969
    Accounts receivable advances (note 8)                          (134,053)               -
    Receivable from stockholder (notes 2 and 9)                           -          107,851
    Receivable from related entity (note 9)                          44,607                -
    Other receivables                                                12,175                -
    Prepaid expenses                                                  5,960            4,000
    Deferred income taxes (notes 2 and 5)                                 -            2,986
                                                              --------------   --------------

        Total current assets                                      1,582,124        2,362,537
                                                              --------------   --------------

Property and equipment (note 2):
    Magnetic resonance imagers (note 6)                           3,076,003        3,819,667
    Computers and equipment                                          11,934          163,378
    Furniture and fixtures                                           44,226           39,455
    Leasehold improvements                                          489,644          553,104
                                                              --------------   --------------
                                                                  3,621,807        4,575,604
    Less:  accumulated depreciation                              (1,144,661)      (1,904,751)
                                                              --------------   --------------

        Net property and equipment                                2,477,146        2,670,853
                                                              --------------   --------------

Other assets:
    Start-up and organizational costs, net (note 2)                 275,621          258,978
    Deposits (note 2)                                                69,417           96,080
    Goodwill, net (note 2)                                           42,320           39,261
    Other                                                            12,279           23,388
                                                              --------------   --------------

        Total other assets                                          399,637          417,707
                                                              --------------   --------------

        Total assets                                          $   4,458,907    $   5,451,097
                                                              ==============   ==============





                     VISION DIAGNOSTICS, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997



                                                                  1996             1997
                                                              --------------   --------------
LIABILITIES, STOCKHOLDERS'
  EQUITY AND PARTNERS' CAPITAL

Current liabilities:
    Accounts payable and accrued expenses (note 9)            $     335,376    $     673,511
    Line of credit (notes 2 and 6)                                  200,000          700,978
    Notes payable (notes 2 and 6)                                   393,550          514,285
    Current portion of obligations under
      capital leases (notes 2 and 6)                                605,116          887,991
    Payable to stockholders (notes 6 and 9)                         140,073                -
    Deferred income taxes (notes 2 and 5)                           148,660          171,584
                                                              --------------   --------------

       Total current liabilities                                  1,822,775        2,948,349
                                                              --------------   --------------

Long-term liabilities:
    Obligations under capital leases (notes 2 and 6)              1,852,099        1,962,548
    Notes payable (notes 2 and 6)                                   113,100          215,804
    Deferred income taxes (notes 2 and 5)                            25,042                -
                                                              --------------   --------------

       Total long-term liabilities                                1,990,241        2,178,352
                                                              --------------   --------------

Commitments and contingencies
  (notes 3, 6, 9, 10, 11 and 12)
                                                                          -                -

Minority interest (note 2)                                          400,418          529,977

Stockholders' equity (notes 6 and 7):
    Common stock (note 2)                                             3,000            3,010
    Additional paid-in capital                                      217,546          217,546
    Retained earnings                                               287,029          294,680
    Accumulated adjustments                                        (107,473)        (234,756)
                                                              --------------   --------------
                                                                    400,102          280,480
    Less:  treasury stock, at cost (note 9)
                                                                    (36,000)         (36,000)
                                                              --------------   --------------

        Total stockholders' equity                                  364,102          244,480

Partners' capital (note 1)                                         (118,629)        (450,061)
                                                              --------------   --------------

       Total stockholders' equity
          and partners' capital                                     245,473         (205,581)
                                                              --------------   --------------

       Total liabilities, stockholders' equity
          and partners' capital                               $   4,458,907    $   5,451,097
                                                              ==============   ==============




                     VISION DIAGNOSTICS, INC. AND AFFILIATES
                      COMBINED STATEMENTS OF INCOME (LOSS)
                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                   1996             1997
                                                              --------------   --------------
Revenue:
    Professional fees                                         $   3,033,802    $   3,536,859
                                                              --------------   --------------

Operating expenses:
    Depreciation and amortization (note 2)                          728,607          842,312
    Personnel costs                                                 682,518          841,927
    Reading fees (notes 3 and 9)                                    299,730          399,247
    Professional fees (note 4)                                       80,306          249,965
    Office rent (notes 3 and 9)                                     124,907          149,476
    Office expense                                                  116,142          132,932
    Billing service (notes 3 and 9)                                  81,255          122,822
    M.R.I. supplies and film                                        107,305          111,567
    Collection fees (note 8)                                        136,316          102,322
    Automobiles, travel and entertainment                            78,047          101,947
    Marketing                                                        41,916           99,268
    Taxes                                                            34,592           55,196
    Maintenance and repairs                                          20,971           51,066
    Equipment rental                                                 48,957           45,008
    Insurance                                                        38,503           39,803
    Loan fees                                                             -           37,216
    Other expenses                                                   18,687           24,845
    Licenses and fees                                                11,098           11,929
                                                              --------------   --------------

        Total operating expenses                                  2,649,857        3,418,848
                                                              --------------   --------------

Other income (expense):
    Interest expense (note 6)                                      (342,847)        (452,613)
    Interest income                                                  13,882            2,369
    Penalties and late fees                                         (14,558)               -
    Other income                                                          -            5,624
                                                              --------------   --------------

        Total other income (expense)                               (343,523)        (444,620)
                                                              --------------   --------------
Net income (loss) before income taxes and
    minority interest                                                40,422         (326,609)

Income tax expense (benefit) (notes 2 and 5)                         83,336           (5,104)
                                                              --------------   --------------
Net loss before minority interest                                  (42,914)         (321,505)

Minority interest in combined entity (note 2)                     (110,187)         (129,559)
                                                              --------------   --------------

        Net loss                                              $    (153,101)   $    (451,064)
                                                              ==============   ==============




                     VISION DIAGNOSTICS, INC. AND AFFILIATES
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                              AND PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                             Additional
                                                Common         Paid-In         Retained        Accumulated
                                                Stock          Capital         Earnings        Adjustments
                                              -----------  ----------------  -------------  -------------------

Balance, December 31, 1995                     $   3,000   $        50,000   $    122,156   $         (38,208)
Contribution of paid-in capital                        -           167,546              -                    -
Contribution of partners' capital                      -                 -              -                    -
Purchase of treasury stock                             -                 -              -                    -
Net income (loss)                                      -                 -        164,873             (69,265)
                                              -----------  ----------------  -------------  -------------------
Balance, December 31, 1996                                                                           (107,473)
                                                   3,000           217,546        287,029
Issuance of common stock                              10                 -              -                    -
Net income (loss)                                      -                 -          7,651            (127,283)
                                              -----------  ----------------  -------------  -------------------
Balance, December 31, 1997                    $    3,010   $       217,546   $    294,680   $        (234,756)
                                              ===========  ================  =============  ===================


                                                                                                  Total
                                                                Total                         Stockholders'
                                                            Stockholders'                         Equity
                                              Treasury         Equity         Partners'       (Deficit) and
                                                Stock         (Deficit)        Capital      Partners' Capital
                                              -----------  ----------------  -------------  -------------------

Balance, December 31, 1995                    $        -   $       136,948   $         80   $          137,028
Contribution of paid-in capital                        -           167,546              -              167,546
Contribution of partners' capital                      -                 -        130,000              130,000
Purchase of treasury stock                       (36,000)          (36,000)             -              (36,000)
Net income (loss)                                      -            95,608      (248,709)             (153,101)
                                              -----------  ----------------  -------------  -------------------
Balance, December 31, 1996                       (36,000)          364,102      (118,629)              245,473
Issuance of common stock                               -                10             -                    10
Net income (loss)                                      -         (119,632)      (331,432)             (451,064)
                                              -----------  ----------------  -------------  -------------------
Balance, December 31, 1997                     $(36,000)   $      224,480    $  (450,061)   $         (205,581)
                                              ===========  ================  =============  ===================



                     VISION DIAGNOSTICS, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997



                                                                   1996             1997
                                                              --------------   --------------
Cash flows from operating activities:
    Net loss                                                  $    (153,101)   $    (451,064)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                               728,607          842,312
        Minority interest in combined entity                        110,187          129,559
        (Increase) decrease in assets:
            Accounts receivable                                    (820,249)        (659,070)
            Accounts receivable advances                            134,053         (134,053)
            Receivable from stockholder                                   -         (107,851)
            Receivable from related entity                           (4,141)          44,607
            Other receivables                                          (675)          12,175
            Prepaid expenses                                          9,055            1,960
            Deferred income taxes                                         -           (2,986)
            Start-up and organizational costs                       (70,182)         (53,920)
            Deposits                                                 (1,200)         (26,663)
            Other                                                    (7,278)         (11,109)
        Increase (decrease) in liabilities:
            Accounts payable and accrued expenses                   132,789          338,135
            Payable to stockholders                                (202,353)        (140,073)
            Payable to limited partner                              (41,271)               -
            Deferred income taxes                                    83,336           (2,118)
                                                              --------------   --------------

        Net cash used in operating activities                      (102,423)        (220,159)
                                                              --------------   --------------

Cash flows from investing activities:
    Acquisition of property and equipment                           (41,434)         (25,437)
                                                              --------------   --------------

        Net cash used in investing activities                       (41,434)         (25,437)
                                                              --------------   --------------



                     VISION DIAGNOSTICS, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997
                                   (CONTINUED)


                                                                   1996             1997
                                                              --------------   --------------
Cash flows from financing activities:
    Proceeds from notes payable                               $     500,000    $     671,300
    Principal payments on bank notes payable                       (425,135)        (447,861)
    Proceeds from line of credit                                    200,000          700,978
    Repayment of line of credit                                           -         (200,000)
    Payments on obligations under capital leases                   (383,926)        (543,636)
    Proceeds from capital lease obligations                         105,511                -
    Issuance of common stock                                        167,546               10
    Purchase common of treasury stock                               (36,000)               -
    Partners' capital contributions                                 130,000                -
                                                              --------------   --------------

        Net cash provided by financing activities                   257,996          180,791
                                                              --------------   --------------

Net increase (decrease) in cash and cash equivalents                114,139          (64,805)

Cash and cash equivalents, beginning                                 31,397          145,536
                                                              --------------   --------------

Cash and cash equivalents, ending                             $     145,536    $      80,731
                                                              ==============   ==============


Supplemental disclosures of cash flow information: Income taxes paid were $0 in 1996 and 1997. Interest paid was $284,594 in 1996 and $498,507 in 1997.

Supplemental disclosures of non-cash investing and financing activities:
    Capital lease obligations of $1,118,374 and $936,960 were incurred for equipment under lease agreements in 1996 and 1997, respectively.

NOTE 1 - ORGANIZATION:

The combined financial statements of Vision Diagnostics, Inc. and Affiliates (the "Combined Company") include the financial statements of Vision MRI, Inc., Regional MRI of Orlando, Inc., Regional MRI of Jacksonville I, Ltd., West Regional MRI Limited Partnership, Regional MRI of Jacksonville, Inc., Vision Diagnostics, Inc. and Vision MRI of Toledo, Inc.

Vision MRI, Inc., is a Florida corporation and was incorporated in December 1993 and, prior to December 31, 1996, owned the majority of stock in Regional MRI of Orlando, Inc. Effective December 31, 1996, these two entities merged.

Regional MRI of Orlando, Inc., is a Florida corporation ("Orlando MRI") and was incorporated in August 1993. Orlando MRI began operations in January 1994. Orlando MRI has one office located in Orlando, Florida and provides scanning and reading services to the medical industry using a magnetic resonance imaging machine ("MRI").

Regional MRI of Jacksonville I, Ltd., is a Florida limited partnership ("Jacksonville MRI") and was formed in January 1996. Jacksonville MRI began operations in April 1996. Jacksonville MRI has one office located in Jacksonville, Florida and provides scanning and reading services to the medical industry using a magnetic resonance imaging machine. The terms of the limited partnership agreement provide, among other things, that for profits and losses, 70% is allocated to the general partner and 30% to the limited partner.

West Regional MRI Limited Partnership, is an Illinois limited partnership ("West Regional MRI") and was formed in January 1995. West Regional MRI began operations in November 1995. West Regional MRI has one office located in Oak Brook, Illinois and provides scanning and reading services to the medical industry using a magnetic resonance imaging machine. The terms of the limited partnership agreement provide, among other things, that losses be shared by the partners having a positive capital account balance based on their relative capital balance; thereafter, 50% is allocated to the general partner and 50% to the limited partners and profits be allocated first to the aggregate deficit in the partners' capital account on a relative basis and then to the limited partners on a relative basis sufficient to increase the limited partners' capital account to the limited partners' actual capital contribution and any profits in excess of partners' capital contribution are allocated 50% to the general partner and 50% to the limited partners' based on their relative contributed capital to other limited partners.

Regional MRI of Jacksonville, Inc., is a Florida corporation and was incorporated in June 1994. Regional MRI of Jacksonville, Inc. is the general partner of Regional MRI of Jacksonville I, Ltd.

Vision Diagnostics, Inc., is a Florida corporation and was incorporated in February 1995. Vision Diagnostics, Inc. is the general partner of West Regional MRI Limited Partnership. Vision Diagnostics, Inc. is used for identification purposes on these combined financial statements as the combining entity.

Regional MRI of Toledo, Inc. ("Toledo MRI") is a Florida Corporation and was incorporated in May 1997. Toledo MRI began operations in November 1997. Toledo MRI has one office located in Toledo, Ohio and provides scanning and reading services to the medical industry using a magnetic resonance imaging machine.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of combination
--------------------

The corporations and the partnerships have similar members on their board of directors and have certain common stockholders, either in the corporations or in the corporations that are general partners in the partnerships. Therefore, those entities identified in note 1 have been presented on a combined basis after all significant intercompany transactions are eliminated in the combination.

Vision Diagnostics, Inc. is the 50% general partner in West Regional MRI Limited Partnership. The combined financial statements reflect all of the assets, liabilities, revenues and expenses of the partnership. The limited partners' share of the partner's capital has been reflected as a minority interest on the accompanying combined balance sheets at December 31, 1996 and 1997. The limited partners' share of the partnership's net income has been shown as minority interest in the accompanying combined statements of income (loss).

Basis of accounting
-------------------

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Cash and cash equivalents
-------------------------

For purposes of the combined statements of cash flows, the Combined Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable
-------------------

Accounts receivable are recorded at net realizable value and have been reduced for known billing adjustments.

Common stock
------------

The par value, authorized shares and issued and outstanding shares for the corporations included in the Combined Company are as follows:

                                                                      Issued and
                                             Par        Authorized    Outstanding
                                            Value         Shares        Shares        Total
                                         -----------   -----------   -----------   -----------

     Orlando MRI                         $     1.00         1,000         1,000    $    1,000
     Vision MRI of Jasdonville, Inc.     $     1.00         1,000         1,000    $    1,000
     Vision Diagnostics, Inc.            $     0.10     1,000,000        10,000    $    1,000
     Toledo MRI                          $     0.01       100,000         1,000    $       10


Fair values of financial instruments
------------------------------------

The following methods and assumptions were used by the Combined Company in estimating its fair value disclosures for financial instruments:

Cash and equivalents - The carrying amount approximates fair value because of the short period to maturity of the instruments.

Receivables from stockholder, other receivables and payable to stockholders - The fair value of receivables from stockholder, other receivables and payable to stockholders approximates fair value because of the short period to maturity.

Short-term borrowings - The carrying amount approximates fair value since the interest rate fluctuates with the lending banks' prime rate or matures in the near future using current prevailing rates for similar borrowings.

Long-term debt, including capital leases - The fair value of long-term debt, including capital leases, is estimated based on interest rates for the same or similar debt offered to the Combined Company having the same or similar remaining maturities and collateral requirements.

Use of estimates
----------------

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Receivable from stockholder
---------------------------

Receivable from stockholder in the amount of $107,851 at December 31, 1997, is due from one stockholder at 8.0% interest with no specified maturity date or payment arrangements.

Property and equipment
----------------------

Property and equipment is recorded at cost. Depreciation has been provided in the financial statements on the straight-line method at rates based on reasonable estimates of useful lives, which fall within the following ranges for major asset classifications:

         Magnetic resonance imagers                  5 years
         Computers and equipment                     5 years
         Furniture and fixtures                      5 years
         Leasehold improvements                      5 to 10 years

Maintenance, repairs and minor renewals are charged to earnings in the year in which the expense is incurred. Additions, improvements and major renewals are capitalized.

Start-up costs and organizational costs
---------------------------------------

Start-up costs represent costs incurred prior to the commencement of operations and, along with organizational costs, are amortized on a straight-line basis over a five-year period. Start-up costs, organizational costs, accumulated amortization and amortization expense were as follows at December 31, 1996 and 1997 and for the years then ended:

              Start-Up    Organizational   Accumulated                 Amortization
     Year      Costs          Costs        Amortization      Net          Expense
     ----   -----------   --------------   ------------   ----------   ------------
     1996   $  322,818    $      17,219    $   (64,416)   $ 275,621    $    59,052
     1997   $  376,738    $      17,219    $  (134,979)   $ 258,978    $    70,563


Deposits
--------

Deposits represent the prepayment of the last month's installment payment under capital leases (see note 6) and office facility deposits.

Goodwill
--------

Goodwill represents the excess cost over the fair market value of assets and liabilities acquired and is amortized on a straight-line basis over a fifteen-year period. Goodwill, accumulated amortization and amortization expense were as follows at December 31, 1996 and 1997, and for the years then ended:

                         Accumulated                 Amortization
     Year    Goodwill    Amortization      Net         Expense
     ----   ----------   ------------   ----------   ------------
     1996   $  45,889    $    (3,569)   $  42,320    $     3,059
     1997   $  45,889    $    (6,628)   $  39,261    $     3,059


Capital leases
--------------

Included in property and equipment on the combined balance sheet are MRI machines held under capital leases. At December 31, 1996 and 1997, these amounts were as follows:


                         December 31,             Amount
                    --------------------     ---------------
                           1996              $    3,076,003
                           1997              $    3,819,667

Included in property and equipment on the combined balance sheet at December 31, 1997, are $105,012 in other medical equipment held under capital leases.

Lease obligations related to these assets are shown as current and long-term liabilities as follows (see note 6):

               December 31,     Current      Long-term        Total
               ------------   -----------   ------------   ------------
                  1996        $  605,116    $ 1,852,009    $ 2,457,215
                  1997        $  887,991    $ 1,962,548    $ 2,850,539

Income taxes
------------

As applicable, during 1994, Orlando MRI and Vision MRI, Inc. adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as required by the Financial Accounting Standards Board. Accordingly, income taxes are provided for the tax effects of transactions reported in the combined financial statements and consist of deferred taxes related primarily to differences between using the cash basis of accounting for income tax purposes and the accrual method of accounting for financial reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Regional MRI of Jacksonville, Inc., Toledo MRI and Vision Diagnostics, Inc., with the consent of their stockholders, have elected under the Internal Revenue Code to be S corporations. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the entity's taxable income. Therefore, no provision or liability for Federal or state income taxes has been included in the combined financial statements for these entities.

For Jacksonville MRI and Oak Brook MRI, under existing provisions of the Internal Revenue Code, the income or loss of a partnership is recognized by the partners for income tax purposes. Accordingly, no provision for income tax has been provided in the accompanying combined financial statements for these entities.

NOTE 3 - COMMITMENTS:

Office leases
-------------

In January 1994, Orlando MRI signed an office lease agreement for the five-year period from January 1994 through December 1998.. The lease requires monthly rental payments of $4,000, including sales tax and their pro-rata share of common area maintenance charges. Rent expense was $48,000 per year for the years ended December 31, 1996 and 1997. Orlando MRI has an option to renew this lease for two five-year periods.

In April 1994, Oak Brook MRI signed an office lease agreement for the five-year period from June 1994 through July 1999. Beginning January 1996, the lease required monthly rental payments of $4,945 including sales tax and their pro-rata share of common area maintenance charges. The lease agreement requires the lease payment to increase 5% per year upon the anniversary date of the agreement. Rent charges incurred under this lease agreement were $50,080 and $64,767 for the years ended December 31, 1996 and 1997, respectively. Oak Brook MRI has a renewal option to extend the lease for an unspecified term.

-------------------------

In November 1994, Jacksonville MRI signed an office lease agreement for the five-year period from January 1995 through December 1999. The lease requires monthly rental payments of $1,283 in 1996, $1,467 in 1997, $1,650 in 1998 and $1,833 in 1999, plus sales tax and their pro-rata share of common area maintenance charges. Rent charges were $16,397 and $19,139 for the years ended December 31, 1996 and 1997, respectively. In the first three months of 1996, Jacksonville MRI capitalized these rental payments as start-up costs (see note
2). Jacksonville MRI has an option to renew this lease for a five-year period.

In March 1997, Toledo MRI signed an office lease agreement for a ten-year and two-month period from March 1997 through May 2007. The agreement was entered into by Vision Diagnostics, Inc. on behalf of Toledo MRI. The lease requires monthly payments of $3,100 for years one through five and $3,300 for years six through ten, plus their pro-rata share of common area maintenance charges. Rent charges were $16,568 for the year ended December 31, 1997. Rent did not commence until July 1997. Toledo MRI has an option to renew this lease for a ten-year period. The lease is guaranteed by a stockholder, Vision Diagnostic, Inc. and a certain stockholder.

Operating leases
----------------

The Combined Company has various operating leases for automobiles, office and medical equipment, telephones, and furniture. These leases expire through October 2000. Monthly payments range from $108 to $3,524. Rental charges under these noncancellable lease agreements totaled $51,897 and $81,058 for the years ended December 31, 1996 and 1997, respectively. A portion of these charges were capitalized during the start-up phases for Jacksonville MRI in 1996 and Toledo MRI in 1997.

Future minimum rental payments required under noncancellable operating leases as of December 31, 1997 are as follows:

                                   Year                     Amount
                              -------------            ---------------
                                   1998                $       57,710
                                   1999                        26,212
                                   2000                        21,160
                                   2001                           -
                                   2002                           -
                                                       ---------------
                                  Total                $      105,082
                                                       ===============

Other agreements
----------------

Orlando MRI has entered into a three-year agreement to utilize a former stockholder for radiology services at a specified amount per MRI reading and interpretation. This agreement expires in December 1999. In addition, Jacksonville MRI has entered into a five-year agreement with a radiologist at a specified amount per MRI reading and interpretation. This agreement expires in March 2000.

In June 1997, the Combined Company entered into a twelve-month agreement with a billing company for Orlando MRI, Jacksonville MRI, Toledo MRI and Oak Brook MRI. The agreement provides for the billing company to receive 2% of collected accounts receivable, up to a maximum of $15,000 per month. Total costs incurred for billing services to this billing company were $39,315 for the year ended December 1997.

In 1996, the Combined Company entered into an exclusive agreement with certain financial consultants to provide capitalization and debt financing and to implement the Combined Company's business plan. The agreement provided the financial consultants with a certain percentage of common stock if a public entity is obtained, private capital is obtained or an initial public offering is made during the term of the agreement. In addition, the agreement specified fees to the financial consultants if equity or debt financing is obtained. This agreement was for a six-month period ended April 1997. In 1997, the Combined Company terminated this agreement. In 1998, the financial consultants filed a lawsuit against Vision Diagnostics, Inc., Vision MRI, Inc., West Regional MRI, a stockholder and other individuals for negligent misrepresentation, a derivative claim for breach of fiduciary duty and breach of contract. See note 13 for information regarding this lawsuit.

NOTE 4 - SYNDICATION COSTS:

The Combined Company entered into a consulting agreement with Cove Hill Consulting, Inc. in October 1996. The consulting agreement's objective was to provide additional working capital and/or secure additional debt financing, develop a business plan and secure a public entity for a merger. The consultant was paid $6,000 per month, plus expenses. The agreement was terminated in June 1997. The Combined Company incurred $22,450 and $53,919 in 1996 and 1997, respectively, under the agreement. These fees have been expensed as professional fees in the accompanying combined statements of income (loss) for the years ended December 31, 1996 and 1997.

The Combined Company entered into a two-year non-exclusive consulting agreement with Grobel Development, Inc. in October 1997. The consulting agreement's objective was to provide services towards the raising of capital and becoming a publicly held entity. The consultant was to be paid $2,500 per month, plus expenses, for six months. In addition, the consultant was to be paid a percentage of amounts invested in the Combined Company. The Combined Company has also granted the consultant an option to purchase a percentage of stock in Vision Diagnostics, Inc. as of the date of the agreement. None of the conditions for exercising this option have been met. The Combined Company incurred $2,500 under this agreement for the year ended December 31, 1997. This agreement was terminated in 1998.

NOTE 5 - INCOME TAX EXPENSE (BENEFIT):

Income tax expense (benefit) consists of the following at December 31, 1996 and 1997:

                                                          1996          1997
                                                       -----------   -----------
          Current                                      $   62,107    $    4,896
          Deferred                                         83,336        (5,104)
          Tax benefit of net operating
            loss carryforward                             (62,107)       (4,896)
                                                       -----------   -----------
                                                       $   83,336    $   (5,104)
                                                       ===========   ===========


Income tax expense for the years ended December 31, 1996 and 1997, contain a charge in lieu of Federal and state income taxes resulting from the utilization of operating loss carryforwards. The tax benefit of $62,107 and $4,896 for the years ended December 31, 1996 and 1997, respectively, resulting from such utilization is netted against the income tax expense.

Deferred income taxes result from the following temporary differences:

                                                          1996          1997
                                                       -----------   -----------
          Current:
             Accrual to cash                           $ (148,660)   $ (171,584)
                                                       -----------   -----------
          Long-term:
             Depreciation                                 (25,132)        2,986
             Other                                             90           -
                                                       -----------   -----------
                                                          (25,042)        2,986
                                                       -----------   -----------
                                                       $ (173,702)   $ (168,598)
                                                       ===========   ===========

Deferred income taxes result from temporary differences in depreciation recognized for book and tax purposes and temporary differences in the accrual and cash basis of accounting. Federal and state income tax loss carryovers at December 31, 1996 and 1997 of about $251,000 and $218,000, respectively, are available to offset future Federal and state taxable income. These loss carryforwards expire in the year 2010.

NOTE 6 - INDEBTEDNESS:

Notes payable
-------------

At December 31, 1996 and 1997, notes payable are as follows:

                                                                               1996           1997
                                                                           -----------    -----------
 Note payable to National Association of Spinal Care,
   interest-only payments at 6% per annum, payable quarterly,
   no maturity date.                                                       $   40,000     $   35,000

 Note payable to Comasa Associates, interest-only
   payments at 10.5% per annum, payable monthly, collateralized by a certain stockholder's common stock in Orlando
   MRI and the personal guarantee of a certain stockholder,
   originally due July 9, 1997. Outstanding balances
   currently owed with interest at 12.5%. The Combined
   Company is in default of this note.                                        250,000         81,981

 Note payable to Bank of Winter Park, interest at prime
   plus 2.0% per annum, due on demand or principal payments
   of $6,250, plus interest, payable monthly with
   outstanding balance due April 28, 1997, guaranteed
   by Vision Diagnostics, Inc. and personally guaranteed by
   certain stockholders and is cross-pledged and
   cross-collateralized with two other loan agreements
   with the same bank.                                                        68,750             -

 Note payable to Bank of Winter Park, interest at prime
   plus 1.5% per annum, payable in 60 monthly principal
   installments of $2,900, plus interest, collateralized by
   accounts receivable of Orlando MRI, a second mortgage
   lien on property owned by certain stockholders,
   guaranteed by Vision Diagnostics, Inc. and personal
   guarantees of certain stockholders, due February 29, 2001.                 147,900            -



                                                                               1996           1997
                                                                           -----------    -----------


 Convertible unsecured note payable to an individual, interest at 10.5% per annum, interest and principal due on
   March 19, 1999.                                                         $      -       $  100,000

 Note payable to SunTrust Bank, N.A., interest at prime
   plus 2.0% per annum, principal and interest originally due
   February 28, 1998 and extended to August 28, 1998,
   collateralized by MRI machine and second lien on
   accounts receivable of the Combined Company and
   guaranteed by a certain stockholder.  The Combined
   Company is negotiating the renewal date of this note.                          -           90,904

 Note payable to the Metamora State Bank, interest due
   every three months beginning March 8, 1998, at 4.0% per
   annum above discount rate in effect at the Federal Reserve
   Bank of Cleveland, principal due June 8, 1998, guaranteed
   by a certain stockholder. The Combined Company is
   negotiating the renewal date of this note.                                     -           75,040

 Note payable to Monroe Bank & Trust, interest at 9.95%
   per annum, principal and interest originally due February 1, 1998 and extended to August 18, 1998, guaranteed by a certain
   stockholder. The Combined Company is negotiating the renewal
   date of this note.                                                             -           75,000

 Convertible unsecured note payable to an individual, interest
   at 10.5% per annum, interest and principal due March 1999.                     -           25,000

 Convertible unsecured note payable to an individual, interest
   at 10.5% per annum, interest and principal due March 1999.                     -           40,988

 Convertible unsecured note payable to an individual, interest at 15% per annum, due in monthly installments of $5,500
   through July 1998.                                                             -           30,554



Notes Payable (continued)
-------------------------

                                                                               1996           1997
                                                                           -----------    -----------


Convertible note payable to an individual trust, interest at 10.5%
   per annum, interest and principal due in March 1998,
   secured by a portion of the general partner's ownership interest in Oak Brook MRI. The Combined Company is in default
   of this note.                                                           $      -       $   93,000

Convertible unsecured note payable to an individual, interest at 10.5% per annum, due in 21 monthly installments of
   $2,460 through March 1999.                                                     -           32,233

Convertible unsecured various notes payable due to
   individuals, interest at 10.5% per annum, interest and
   principal due in March 1999.                                                   -           50,389
                                                                           -----------    -----------

Total                                                                         506,650        730,089

Less current portion                                                          393,550        514,285
                                                                           -----------    -----------
Long-term portion                                                          $  113,100     $  215,804
                                                                           ===========    ===========


Aggregate principal maturities required on notes payable at December 31, 1997, are as

                                Year                   Amount
                              --------               ----------

                                1998                 $ 514,285
                                1999                   215,804
                                2000                       -
                                2001                       -
                                2002                       -
                                                     ----------
                                                     $ 730,089

                                                     ==========

Subsequent to December 31, 1997, Jacksonville MRI entered into an agreement with the radiologist performing reading services for payment of outstanding charges incurred through June 1998. Terms of the agreement include interest at 10% per annum, $10,000 due in August 1998 with monthly payments of $8,319 beginning September 1998 and a balloon payment due in July 1999 (see note 9). The outstanding balance owed to this radiologist at December 31, 1997, was $88,968.

Line of credit - Bank of Winter Park
------------------------------------

At December 31, 1996, the Combined Company had a $200,000 line of credit with the Bank of Winter Park. Interest was payable monthly at prime plus 1.5% per annum. The line of credit originally matured on April 30, 1997, and was collateralized by accounts receivable of Orlando MRI, a second mortgage lien on property owned by certain stockholders, guaranteed by Vision Diagnostics, Inc. and personal guarantees of certain stockholders. At December 31, 1996, $200,000 was outstanding under this line of credit. In June 1997, this line of credit was paid in full.

Line of credit - DVI Business Credit Corporation
------------------------------------------------

At December 31, 1997, the Combined Company and a related entity, Vision MRI of San Jose, Inc., have a line of credit with DVI Business Credit Corporation ("DVI"). The Combined Company may borrow up to $1,500,000 or the "Borrowing Base", whichever is less. The "Borrowing Base" is an amount equal to the sum of eighty percent of the "Net Collectible Value", as defined, for each type of eligible accounts receivable, as defined. In connection with the line of credit, the Combined Company becomes a party to a lock box agreement, which provides for the receipt and processing of account payments. As of December 31, 1997, the Combined Company was in default of the lock box agreement due to the failure of Vision MRI of San Jose, Inc. to send all cash collections to the lockbox. The term of the line of credit is for a two-year period from June 1997 and is renewable for consecutive one-year periods.

All advances under the DVI line of credit bear interest at prime plus 3% per annum. At December 31, 1997, $700,978 was owed by the Combined Company and $4,562 was still available under this line of credit.

The borrowings under the DVI line of credit are cross-collateralized. The agreement requires the Combined Company to have at least $300,000 in tangible net worth and a debt to equity ratio plus partners' capital of not greater than
10.0 to 1.0. The Combined Company, without Vision MRI of San Jose, Inc., is in default of these terms.

In addition, the Combined Company is in default under the DVI line of credit agreement due to the Combined Company being in default of other debt agreements.

Payable to stockholders
-----------------------

Payable to stockholder in the amount of $140,073 at December 31, 1996, includes $104,073 owed to a stockholder at 8.0% interest per annum with no specific repayment terms. In addition, $36,000 is owed to another stockholder related to the purchase of treasury stock (see note 9) with no specified maturity date or payment arrangements.

Obligations under capital leases
--------------------------------

The Combined Company has entered into five capital lease agreements for MRI machines and two capital lease agreements for other medical equipment. The leases are for terms of sixty months and have been capitalized using interest rates ranging from 5.73% to 18.24%.

Future minimum lease payments on the above capital leases are as follows at December 31, 1997:

          1998                                    $  1,232,356
          1999                                         893,248
          2000                                         829,042
          2001                                         426,434
          2002                                         183,489
                                                  -------------
     Total minimum lease payments                    3,564,569

     Less: amount representing interest               (714,030)
                                                  -------------
     Total obligations under capital leases          2,850,539

     Less: current portion of lease obligations       (887,991)
                                                  -------------
     Long-term portion of lease obligations       $  3,738,530
                                                  =============


Interest expense related to these capital leases was $274,813 and $318,216 for the years ended December 31, 1996 and 1997, respectively.

These MRI leases are collateralized by the MRI machines and personal guarantees of certain stockholders and partners and certain corporate guarantees. In addition, the MRI lease agreement for Jacksonville MRI has been guaranteed by the common stock of a stockholder and a $50,000 certificate of deposit owned by this stockholder. At December 31, 1997, the Combined Company was in default of the MRI lease agreements for Orlando MRI, Toledo MRI and Jacksonville MRI for late payment of lease obligations currently due.

NOTE 7 - WARRANTS:

In December 1996, Vision Diagnostics, Inc. issued 297,074 warrants to certain individuals, corporations and partnerships. These warrants give the holder the right to purchase common stock of Vision Diagnostics, Inc. for $1.50 per common share and expire in December 2001. If Vision Diagnostics. Inc. has not, within one year from the date of the warrant, completed a merger with a public entity or undertaken an initial public offering, the holder of the warrant, exercisable for a period of 180 days from the expiration of the one-year period, can exchange their warrant for a new warrant to purchase an equal number of convertible preferred stock of Vision Diagnostics, Inc. for $.75 per share with a cumulative dividend of not less than 12% per annum. No warrants have been exercised as of December 31, 1997.

NOTE 8 - ACCOUNTS RECEIVABLE ADVANCES:

In 1996, Jacksonville MRI and Oak Brook MRI entered into an agreement with a company which provides advances against future collections on certain accounts receivable. The advance company offsets collections on accounts receivable against the advance. At December 31, 1996, the Combined Company owed the advance company $134,053 in advances under this agreement. The amount owed to the advance company was secured by the receivables of Oak Brook MRI and Jacksonville MRI. The advance company charged a fee of 15% on the anticipated collection. In June 1997, the Combined Company repaid all outstanding advances. For the years ended December 31, 1996 and 1997, the Combined Company incurred $136,316 and $99,647, respectively, in collection fee expense related to this agreement.

NOTE 9 - RELATED PARTY TRANSACTIONS:

Periodically, the Combined Company makes loans to and borrows funds from stockholders. At December 31, 1996, the Combined Company owed $140,073 to two stockholders and at December 31, 1997, owed $30,000 to one stockholder (see note
6).

The Combined Company has issued warrants (see note 7) to their corporate attorney and to entities and individuals related to Cove Hill Consulting, Inc. (see note 4). In addition, warrants were issued to Comasa Associates. The Combined Company has a note payable with Comasa Associates (see note 6).

At December 31, 1996 and 1997, the Combined Company owed $36,000 and $30,000, respectively, related to the purchase of treasury stock and at December 31, 1996, owed $27,000 in interest to a former stockholder in Vision MRI, Inc. These liabilities are included as part of accounts payable in the accompanying combined balance sheets at December 31, 1996 and 1997 (see note 11). In addition, for the years ended December 31, 1996 and 1997, the Combined Company incurred $184,765 and $216,579, respectively, in reading fee expense to a radiology company owned by this former stockholder. In 1998, this former stockholder and his corporation filed a lawsuit against Toledo MRI, Orlando MRI and Oak Brook MRI for breach of contract related to a lack of payment on reading fees, unjust enrichment, fraud, conversion and self dealing. See note 13 for discussion of this litigation.

Jacksonville MRI leases their MRI machine from their limited partner. At December 31, 1996 and 1997, Jacksonville MRI owed $1,072,378 and $910,028, respectively, under this capital lease agreement (see note 6).

Subsequent to December 31, 1997, Jacksonville MRI entered into a note agreement with a stockholder of the general partner of Jacksonville MRI for the payment of reading fees (see note 6).

Jacksonville MRI uses a radiologist to perform reading services who is a stockholder of the general partner of Jacksonville MRI. Total charges incurred with this stockholder were $71,025 and $125,243 for the years ended December 31, 1996 and 1997, respectively.

During 1996 and 1997, Orlando MRI leased their facility from an entity owned by a stockholder. The rent expense totaled $48,000 per year.

At December 31, 1996, Orlando MRI was owed $44,607 from a related entity, Vision MRI of San Jose, Inc. The receivable earned interest at 8.0% and was collected in 1997.

NOTE 10 - CONCENTRATION OF CREDIT RISK:

The Combined Company operates and grants credit to customers in Central Florida, Oak Brook, Illinois, Toledo, Ohio and Jacksonville, Florida. In addition, the Combined Company files claims with numerous insurance carriers, managed care groups and Medicare and Medicaid located throughout the United States. Financial instruments subject to credit risk include accounts receivable. Consequently, the Combined Company's ability to collect the amounts due from customers, managed care groups, insurance companies and government agencies may be affected by economic fluctuation and governmental regulations in the healthcare industry.

NOTE 11 - CONTINGENCIES:

The Combined Company has numerous debt obligations past due, currently due or due in 1998. The Combined Company will need to obtain additional capital, secure additional financing or extend the terms of these obligations to continue operations. In addition, see note 12 where the Combined Company was purchased by a publicly-held entity subsequent to December 31, 1997.

Orlando MRI has not complied with certain payment terms related to a stock buy-back agreement with a former stockholder in Vision MRI, Inc. The payment terms specified due dates for amounts owed to this former stockholder for outstanding interest, the treasury stock purchase price and outstanding reading fees. According to the buy-back agreement, failure to comply with the payment terms will result in an immediate reversal of the stock transfer. Orlando MRI is currently discussing the resolution of the violations with the former stockholder. Management believes the terms of the buy-back agreement will be amicably resolved and satisfied in 1998.

The Combined Company is in default of payment terms under several note agreements (see note 6). The Combined Company plans to eliminate these defaults by converting the amounts owed to capital (see note 12), extending the payment terms or repaying the outstanding balances owed from the proceeds of a private placement or secondary offering.

The Combined Company is in default under their lease agreements for MRI machines in Toledo MRI, Orlando MRI and Jacksonville MRI. The Combined Company plans to eliminate these defaults by refinancing the obligations, extending the payment terms or paying the overdue balances from the proceeds of a private placement or secondary offering.

NOTE 12 - SALE OF COMBINED COMPANY:

In July 1998, the Combined Company entered into various agreements to sell the common stock in Vision Diagnostics, Inc. and the majority of assets and liabilities in Jacksonville MRI, Orlando MRI and Toledo MRI to a publicly-held entity, Medical Device Technologies, Inc. ("MDT").

In connection with the agreement, MDT entered into a two-year consulting agreement with a former stockholder.

MDT plans to raise additional capital through a private placement and/or a secondary offering. A portion of the proceeds from the private placement and/or secondary offering will be used to cure the defaults of the Combined Company and to comply with the terms of their note and lease agreements (see notes 6 and 11).

NOTE 13 - LITIGATION:

The Combined Company is currently involved in several lawsuits. A description of these lawsuits follows.

Certain financial consultants (see note 3) have filed a lawsuit against Vision Diagnostics, Inc., Vision MRI, Inc., West Regional MRI, a stockholder and other individuals, for negligent misrepresentation, a derivative claim for breach of fiduciary duty and breach of contract. The financial consultants believe they are owed finders fees and/or commissions related to financing arranged, equity that could have been obtained and an aborted merger. In addition, one of the financial consultants believes he was wrongfully terminated. Management plans to vigorously defend against this lawsuit and believes the outcome will be in favor of the above named defendants and will not have a material adverse effect on the combined financial statements. The stockholder in Orlando MRI has agreed, in connection with the sale of assets to MDT (see note 12), to pay for any settlement of this lawsuit from a portion of the MDT shares received as a result of that sale.

A former stockholder in Orlando MRI, who is the radiologist performing services for Orlando MRI, Toledo MRI and West Regional MRI, and his related corporations have a filed lawsuit against Toledo MRI, Orlando MRI and West Regional MRI for breach of contract, unjust enrichment, fraud and conversion related to lack of payment on reading fees. In addition, the former shareholder claims breach of contract, fiduciary duty, self-dealing, conversion and fraud related to certain stock ownership transactions. Management plans to vigorously defend against this lawsuit and believes the outcome will be in favor of the above named defendants and will not have a material adverse effect on the combined financial statements. The stockholder in Orlando MRI has agreed, in connection with the sale of assets to MDT (see note 12), to pay for any settlement of this lawsuit from a portion of the MDT shares received as a result of that sale.

The limited partners in West Regional MRI have filed a lawsuit against Vision Diagnostics, Inc., DVI Business Credit Corporation (see note 6) and Medical Devices Technologies, Inc. (see note 12) to remove Vision Diagnostics, Inc. as the general partner of the partnership, to declare the DVI line of credit financing arrangement unenforceable against West Regional MRI, void the purchase of Vision Diagnostics, Inc. by MDT and compensation for poor management by the general partner. Management plans to vigorously defend against this lawsuit and believes the outcome will be in favor of the defendants and will not have a material adverse effect on the combined financial statements.

The lessor for the MRI machine in Toledo MRI has filed a lawsuit against Vision Diagnostics, Inc. d/b/a Toledo MRI, San Jose MRI, Jacksonville MRI, Orlando MRI and a certain stockholder for collection of amounts owed under this lease agreement. The Combined Company is currently negotiating a potential resolution to this lawsuit with the lessor and is seeking alternative financing for the MRI machine. Management believes the resolution of the lawsuit will not have a material adverse effect on the combined financial statements.

Item 7. (b)   Unaudited Financial Statements for Six Months ended June 30, 1998



              Unaudited Balance Sheet as of June 30, 1998

                                                     Combined Vision
                                                    Diagnostics, Inc. &
                                                         Affiliates
                                                  -----------------------
ASSETS

Cash                                                $             54,582
Accounts Receivable - Net                                      2,500,334
Other Receivables & Assets                                       349,699
Property & Equipment - Net                                     2,211,088
Intangibles Assets - Net                                         269,762
                                                  -----------------------
TOTAL ASSETS                                        $          5,385,466
                                                  =======================

LIABILITIES

Accounts Payable/Accrued Expenses                   $            877,426
Other Accrued Liabilities                                        221,858
Short-term Debt                                                2,169,394
Long-term Debt                                                 1,859,675
                                                  -----------------------

TOTAL LIABILITIES                                              5,128,353
                                                  -----------------------

Minority Interest                                                649,390
                                                  -----------------------

EQUITY

Common Stock & APIC                                              199,556
Retained Earnings (Accumulated Deficit)                         (555,833)
Treasury Stock                                                   (36,000)
                                                  -----------------------

TOTAL EQUITY                                                    (392,277)
                                                  -----------------------

TOTAL LIABILITIES & EQUITY                          $          5,385,466
                                                  =======================

                       Unaudited Statement of Operations
                    For the Six Months Ended June 30, 1998

                                                            Combined Vision
                                                          Diagnostics, Inc. &
                                                               Affiliates
                                                         -----------------------

Net Sales                                                  $          2,063,512

Operating Expenses:
    Depreciation & Amortization                                         502,898
    Sales, General & Administrative                                   1,296,431
                                                         -----------------------

    Income from Continuing Operations                                   264,183

Other Income (Expense):
    Other Income & Expense                                              (21,938)
    Interest Expense                                                   (255,288)
                                                         -----------------------

    Net Loss Before Income Taxes and
      Minority Interest                                                 (13,043)

    Income Tax Expense                                                   50,274
                                                         -----------------------

Net Loss Before Minority Interest                                       (63,317)

Minority Interest in Combined Entity                                   (110,672)
                                                         -----------------------

Net Loss                                                    $          (173,989)
                                                         =======================

Item 7.   (c)  1. Unaudited Pro-Forma Balance Sheet as of June 30, 1998,

                                Unaudited Pro-Forma Balance Sheet as of June 30, 1998

                                           Medical Device       Combined Vision       Pro-forma         Pro-forma
                                         Technologies, Inc.   Diagnostics, Inc. &    Adjustments      Consolidated
                                                                  Affiliates
                                         -----------------------------------------------------------------------------
ASSETS

Cash                                     $        108,452     $           54,582   $           -    $         163,034
Accounts Receivable - Net                          15,162              2,500,334               -            2,515,496
Inventory                                         189,074                      -               -              189,074
Other Receivables & Assets                         80,772                349,699        (116,327)             314,144
Property & Equipment - Net                        143,972              2,211,088               -            2,355,060
Intangibles Assets - Net                          977,796                269,762       2,510,515            3,758,073
                                         -----------------   --------------------  ---------------  ------------------

TOTAL ASSETS                             $      1,515,228    $         5,385,466   $   2,394,187    $       9,294,881
                                         =================   ====================  ===============  ==================

LIABILITIES

Accounts Payable/Accrued Expenses        $        746,929    $           877,426   $           -    $       1,624,355
Other Accrued Liabilities                         177,083                221,858        (221,858)             177,083
Short-term Debt                                         -              2,169,394               -            2,169,394
Long-term Debt                                          -              1,859,675        (100,000)           1,759,675
                                         -----------------   --------------------  ---------------  ------------------

TOTAL LIABILITIES                                 924,012              5,128,353        (321,858)           5,730,507
                                         -----------------   --------------------  ---------------  ------------------

Minority Interest                                       -                649,390               -              649,390
                                         -----------------   --------------------  ---------------  ------------------

EQUITY

Common Stock & APIC                            23,322,646                199,556        2,305,967          25,828,169
Retained Earnings (Accumulated Deficit)       (22,731,430)                     -          374,078         (22,913,184)
Treasury Stock                                          -                (36,000)          36,000                   -
                                         -----------------   --------------------  ---------------  ------------------

TOTAL EQUITY                                      591,216              (392,277)        2,716,045           2,914,985
                                         -----------------   --------------------  ---------------  ------------------

TOTAL LIABILITIES & EQUITY               $      1,515,228    $         5,385,466   $    2,394,187   $       9,294,881
                                         =================   ====================  ===============  ==================



Item 7 (c) 2.   Unaudited Pro-Forma Statement of Operations as of December 31, 1997.

                   Unaudited Pro-Forma Statement of Operations
                      For the Year Ended December 31, 1997

                                                   Medical Device      Combined Vision         Pro-forma       Pro-forma
                                                    Technologies,    Diagnostics, Inc. &      Adjustments     Consolidated
                                                        Inc.              Affiliates
                                                  --------------------------------------------------------------------------
Net Sales                                         $       62,750    $        3,536,859     $          -      $    3,599,609
Cost of Sales                                            174,990                     -                -             174,990
                                                  ---------------   -------------------    -------------     ---------------

Gross Profit (Loss)                                     (112,240)            3,536,859                -           3,424,619

Operating Expenses:
    Research & Development                               708,051                     -                -             708,051
    Sales, General & Administrative                    2,787,355             2,576,536                -           5,363,891
    Depreciation & Amortization                          358,106               842,312          167,368(1)        1,367,786
    Loss on Impairment of License Agreement              487,784                     -                -             487,784
                                                  ---------------   -------------------    -------------     ---------------

    Income (Loss) from Continuing Operations          (4,453,536)              118,011         (167,368)         (4,502,893)

Other Income (Expense):
    Other Income                                          25,000                 5,624                -              30,624
    Interest Income                                       51,687                 2,369                -              54,056
    Interest Expense                                      (5,936)             (452,613)                -           (458,549)
                                                  ---------------   -------------------    -------------     ---------------

    Net Loss Before Income Taxes
      and Minority Interest                           (4,382,785)             (326,609)        (167,368)         (4,876,762)

    Income Tax Benefit                                         -                (5,104)               -              (5,104)
                                                  ---------------   -------------------    -------------     ---------------

Net Loss Before Minority Interest                     (4,382,785)             (321,505)        (167,368)         (4,871,658)

Minority Interest in Combined Entity                           -              (129,559)               -            (129,559)
                                                  ---------------   -------------------    -------------     ---------------

Net Loss                                          $   (4,382,785)   $         (451,064)    $   (167,368)     $   (5,001,217)
                                                  ===============   ===================    =============     ===============

Loss Per Share:

Add: Cumulative Preferred Stock Dividends                206,462                                                    206,462
                                                  ---------------                                            ---------------

Net Loss Attributable to Common Stock             $   (4,589,247)                                            $   (5,207,679)
                                                  ===============                                            ===============

Basic and Diluted Loss Per Common Share           $       (15.15)                                            $        (1.60)
                                                  ===============                                            ===============

Weighted Average Common Shares Outstanding               302,946                              2,960,160           3,263,106
                                                  ===============                          =============     ===============



(1) To record amortization expense of goodwill that resulted from the purchase of Vision Diagnostics, Inc. and it's affiliates.


Item 7 (c) 3.   Unaudited Pro-Forma Statement of Operations as of June 30, 1998.


                   Unaudited Pro-Forma Statement of Operations
                     For the Six Months Ended June 30, 1998

                                                    Medical Device       Combined Vision        Pro-forma       Pro-forma
                                                  Technologies, Inc.   Diagnostics, Inc. &     Adjustments    Consolidated
                                                                           Affiliates
                                                  --------------------------------------------------------------------------
Net Sales                                         $         1,900      $      2,063,512     $           -     $   2,065,412
Cost of Sales                                                 619                     -                 -               619
                                                  ----------------    ------------------    --------------    --------------

Gross Profit                                                1,281             2,063,512                 -         2,064,793

Operating Expenses:
    Research & Development                                 35,589                     -                 -            35,589
    Depreciation & Amortization                           130,408               502,898           167,368 (1)       800,674
    Sales, General & Administrative                       615,514             1,296,431                 -         1,911,945
                                                  ----------------    ------------------    --------------    --------------

    Income (Loss) from Continuing Operations             (780,230)              264,183          (167,368)         (683,415)

Other Income (Expense):
    Other Income & Expense                                      -               (21,938)                -           (21,938)
    Interest Expense                                      (30,161)             (255,288)                -          (285,449)
                                                  ----------------    ------------------    --------------    --------------

    Net Loss Before Income Taxes and
      Minority Interest                                  (810,391)              (13,043)         (167,368)         (990,802)

    Income Tax Expense                                          -                50,274                 -            50,274
                                                  ----------------    ------------------    --------------    --------------

Net Loss Before Minority Interest                        (810,391)              (63,317)         (167,368)       (1,041,076)

Minority Interest in Combined Entity                            -              (110,672)                -          (110,672)
                                                  ----------------    ------------------    --------------    --------------

Net Loss                                          $      (810,391)    $        (173,989)    $    (167,368)    $  (1,151,748)
                                                  ================    ==================    ==============    ==============

Loss Per Share:

Net Loss Attributable to Common Stock             $      (810,391)                                            $  (1,151,748)
                                                  ----------------

Basic and Diluted Loss Per Common Share           $         (1.49)                                            $       (0.33)
                                                  ================                                            ==============

Weighted Average Common Shares Outstanding                543,677                               2,960,160         3,503,837
                                                  ================                          ==============    ==============


(1) To record amortization expense of goodwill that resulted from the purchase of Vision Diagnostics, Inc. and it's affiliates.

Item 7 (c) 4.   Notes to Pro-Forma Consolidated Financial Statements.

              NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

         On July 14, 1998, Medical Device Technologies, Inc. (the "Company") acquired either the stock or substantially all of the assets and liabilities of Vision Diagnostics, Inc. Affiliates. Vision Diagnostics, Inc. and Affiliates consist of four (4) separate entities, three (3) which are engaged in the medical diagnostic service industry.

         On July 14, 1998, Medical Device Technologies, Inc. (the "Company") consummated the acquisition of certain assets (primarily related to accounts receivable and property and equipment) and the assumption of certain liabilities (primarily accounts payable and debt) from Regional MRI of Orlando, Inc., Regional MRI of Jacksonville, Ltd. and Regional MRI of Toledo, Inc. for a purchase price of $2,336,976, consisting of $2,336,976 in common stock of the Company (par value $.15 per share). The Company will account for the acquisition using the purchase method of accounting with the assets acquired and the liabilities assumed recorded at fair value, and the results of the acquired entities included in the Company's consolidated financial statements from the date of acquisition.

         On July 14, 1998, Medical Device Technologies, Inc. (the "Company") consummated the acquisition of 100% of the stock of Vision Diagnostics, Inc. with the issuance of 1,168,000 shares of common stock of the Company. The Company will account for the acquisition using the purchase method of accounting and with the results of the acquired entity included in the Company's consolidated financial statements from the date of acquisition.

         The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effects of the acquisition on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheet as of June 30, 1998 is based on the historical balance sheets of the Company and the Sellers as of that date and assumes the acquisition took place on that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 are based on the historical statements of operations of the Company and the acquired entities, Vision Diagnostics, Inc. and Affiliates for that period. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 1997.

         The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

         The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and the Acquired entities, Vision Diagnostics, Inc. and Affiliates.

NOTE A - The pro forma adjustments to the consolidated balance sheet are as follows:

(1)  Other Receivables and Assets
        Eliminate asset not purchased, receivable written-off and
        deferred income taxes of acquired entity.                    $   116,327

(2)  Intangible Assets - Net
        Record goodwill from acquisition                             $ 2,510,515

(3)  Other Accrued Liabilities
        Eliminated deferred taxes of acquired entity                 $   221,858

(4)  Long-term Debt
        Eliminate debt not assumed                                   $   100,000

(5)  Equity
        Record 1,792,160 shares of common stock for the asset
        purchases and eliminate common stock and APIC of the
        acquired entities under asset purchase agreements            $ 2,305,967

        Eliminate accumulated deficit of acquired entities under
        asset purchase agreements and adjust for receivable
        written-off                                                  $   374,078

        Eliminate treasury stock                                     $    36,000
                                                                     -----------

                                                                     $ 2,716,045
                                       35

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this report on the Registrant's behalf.

MEDICAL DEVICE TECHNOLOGIES, INC.

By: /s/  Albert Perry, Jr.
----------------------------------------
Albert Perry, Jr., Chief Financial Officer

Dated:  September 14, 1998